Exhibit 2(h)

TP Flexible Income Fund, Inc.,

6701 Center Drive West, Suite 1450

Los Angeles, California 90045

Re: Dealer Manager Agreement

Ladies and Gentlemen:

TP Flexible Income Fund, Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Offering”) shares of its Class A common stock, $0.001 par value per share (the “Common Stock”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through you as the managing dealer (the “Dealer Manager”) and the broker-dealers participating in the offering (the “Participating Dealers”). The Offered Shares will be sold at the initial offering prices, which may be subject to change, as more fully described in its registration statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) (currently File No. 333-230251 and including any subsequent registration statement to the extent that it continues the Offering) (as may be amended or supplemented from time to time, the “Registration Statement”), which includes the Company’s prospectus, as amended or supplemented from time to time. Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined in Section 1.1 below. The term “Offered Shares” as used herein shall refer to any of the Class A shares permitted to be sold pursuant to the offering terms and conditions as set forth in the Prospectus.

The Company has entered into an investment adviser agreement, dated as of March 29, 2019 (the “Investment Adviser Agreement”), with Prospect Flexible Income Management, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). The Company has also entered into an administration agreement (the “Administration Agreement”) with Prospect Administration LLC, an affiliate of the Adviser.

The Company hereby agree with you, the Dealer Manager, as follows:

1.         Representations and Warranties of the Company.

The Company hereby represents and warrants to the Dealer Manager and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement (the “Participating Dealer Agreement”) in the form attached as Exhibit A to this Agreement that, as of the date hereof and at all times during the Offering Period, as that term is defined below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company only makes such representations and warranties as of such date or dates):

1.1.      The Company has prepared and filed the Registration Statement with the Commission for the registration of the Offered Shares in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Registration Statement” means such registration statement, as so amended, and any subsequent registration statement filed to continue the Offering; the term “Effective Date” means the applicable date upon which the Registration Statement, any post-effective amendment thereto, or

34232 Pacific Coast Highway, Suite B, Dana Point, CA 92629 ● (949) 429-8500 fax: (844) 943-4995

any subsequent registration statement continuing the Offering is or was first declared effective by the Commission; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement as well as in the form filed with the Commission pursuant to Rule 424(b) after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any supplements thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus, any amendment or supplement thereto, or any subsequent registration statement is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Securities Act.

1.2.           The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3.             This Agreement, the Administration Agreement and the Investment Adviser Agreement have been duly authorized, executed and delivered by the Company.

1.4.           The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5.           Each of the Company and the Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Adviser taken as a whole or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Investment Adviser Agreement (a “Material Adverse Effect”).

1.6.           The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement and the Prospectus,.

1.7.           The Offered Shares conform in all material respects to the description of the

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Dealer Manager Agreement

Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Our Securities.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Company are fully paid and non-assessable.

1.8.           The Company is not in violation of its charter or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) its charter or bylaws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.9.           Intentionally omitted.

1.10.         Upon the commencement of the Offering, the Company will be a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, (the “Investment Company Act”), and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.

1.11.         The terms of the Investment Adviser Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

1.12.         The approval of the Investment Adviser Agreement by each of the board of directors and the stockholders of the Company has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

1.13.         Except as disclosed in the Registration Statement and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

1.14.         The Company’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations thereunder applicable to BDCs, except as will not result, singly or in the aggregate, in a material adverse effect on the Company.

1.15.         The provisions of the corporate charter and bylaws of the Company and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations thereunder applicable to a BDC.

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1.16.         No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) election to be regulated as a BDC under the Investment Company Act; (c) the Adviser’s registration under the Advisers Act; (d) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Participating Dealers; and (e) under the conduct rules set forth in the Financial Industry Regulatory Authority (“FINRA”) rulebook (the “FINRA Rules”).

1.17.         There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against either the Company or the Adviser at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.18.         The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise.

1.19.         The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.20.         Intentionally omitted.

1.21.         Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.22.         There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which the Company is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Company’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

1.23.         The Company has, and, to the knowledge of the Company, all of the Company’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

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Dealer Manager Agreement

1.24.         Neither the Company nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.25.         The Company has implemented and maintains controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company has implemented and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Company or the Adviser, as the case may be, or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Adviser.

1.26.         No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, the Adviser, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2.         Covenants of the Company.

The Company covenants and agrees with the Dealer Manager that:

2.1.           The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and (ii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2.           In addition to and apart from the Prospectus, the Company intends to furnish

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Dealer Manager Agreement

to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Company, the Adviser or the Dealer Manager, which materials are generally described in the Prospectus. Such printed sales literature or other materials prepared by the Company, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Company uses printed materials in connection with the Offering prepared by the Company, the Adviser or the Dealer Manager, intended for “broker-dealer use only,” the Dealer Manager shall use such “broker-dealer use only” materials in accordance with Section 4.3 below.

2.3.           The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and Participating Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplement to or post-effective amendment to the Prospectus; and (b) the Authorized Sales Materials.

2.4.           The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction in which the Company and the Dealer Manager have agreed (the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. The Company will notify the Dealer Manager promptly following each date of: (a) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (b) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable state securities laws. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.5.           If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares, and (b) has prepared any required supplement to or post-effective amendment to the Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6.           The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

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Dealer Manager Agreement

2.7.           The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8.           The Company will use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election to be regulated as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision.

2.9.           The Company will operate in a manner so as to enable the Company to qualify as a regulated investment company under the Code for each taxable year during which it elects to be regulated as a BDC under the Investment Company Act; provided, however, that at the discretion of the Company’s board of directors, it may elect to not be so regulated.

3.         Payment of Expenses and Fees.

3.1.           The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Company’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder.

3.2.           In addition, the Company shall reimburse the Dealer Manager for actual bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer in an aggregate amount that is reasonable in relation to the gross proceeds raised from the sale of the Offered Shares. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices to verify information relating to the Company. The Dealer Manager or any Participating Dealer shall provide to the Company a detailed and itemized invoice for any such due diligence expenses.

3.3.           The Dealer Manager shall prepare a detailed budget (the “O&O Budget”) of the organizational and offering expenses to be borne by the Company covering each fiscal year at least sixty (60) days prior to the start of such fiscal year. The initial O&O Budget for the 2019 fiscal

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year is set forth on Exhibit B hereto. An O&O Budget for each subsequent fiscal year shall be submitted by the Dealer Manager to the Company at least sixty (60) days prior to the start of each such subsequent fiscal year. Such subsequent O&O Budgets shall not become effective until approved in writing by the Company.

4.         Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company (provided that, to the extent representations and warranties of the Company are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1.           The Company hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit and to cause Participating Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Dealer Agreement with such Participating Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Offered Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement, and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, Commission rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of foreign Assets Control regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Company, to provide an annual certification to the Company that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its

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OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.2.           With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Dealer Agreement, each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements of the Securities Act, the Exchange Act, the rules promulgated under each, the applicable state securities or blue sky laws, and FINRA Rules, specifically including, but not in any way limited to, current FINRA Rules 2340 and 5140 and current NASD Rule 2420, therein. The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

4.3.           The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Company in any other states. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus, as defined by Section 1.1 of this Agreement. The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and will cause the Participating Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Company at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Company.

4.4.           In consideration for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager in connection with the sale of the Offered Shares:

(a)     a dealer manager fee in the amount of up to 3.0% of the gross proceeds from the sale of the Offered Shares (the “Dealer Manager Fee”), which may be re-allowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering Period; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Offered Shares by an officer, director or employee of the Company, the Adviser or their respective affiliates. The Dealer Manager may reduce or waive the Dealer Manager Fee in its sole

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discretion;

(b)     subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, selling commissions in the amount of up to 3.0% of the gross proceeds of the Offered Shares sold, which commissions may be reallowed in whole or in part to the Participating Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer; provided, however, that no commissions described in this clause (b) shall be payable in respect of the purchase of Offered Shares: (i) through an investment advisory representative affiliated with a Participating Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Participating Dealer (or such Participating Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or such Participating Dealer’s registered representative), or (iii) by an officer, director or employee of the Company, the Adviser or their respective affiliates; and

(c)     to the extent required by a Participating Dealer Agreement with a Participating Dealer, Dealer Manager or its affiliates will pay such Participating Dealer additional selling commissions (the “Additional Selling Commissions,”) of up to 1.0% of the net asset value per share per year of Offered Shares sold.

4.5.           Intentionally omitted.

4.6.           Pursuant to the rules of FINRA, the maximum compensation paid to the Dealer Manager or to members of FINRA participating in this Offering shall not exceed 10% of the gross proceeds from the sale of the Offered Shares. The Company will not be liable or responsible to any Participating Dealer for direct payment of commissions or the Dealer Manager Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or the Dealer Manager Fee to Participating Dealers. Notwithstanding the above, the Company, in its sole discretion may act as agent of the Dealer Manager by making direct payment of commissions or the Dealer Manager Fee to such Participating Dealers without incurring any liability therefor. The Dealer Manager Fee and all selling commissions payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered substantially concurrently with the acceptance of subscribers for such Offered Shares as stockholders by the Company.

4.7.           The Dealer Manager represents and warrants to the Company, the Adviser and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.         Indemnification.

5.1.           For the purposes of this Section 5, an entity’s “Indemnified Members” shall include such entity’s officers, directors, employees, members, partners, agents and representatives and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2.           The Company will indemnify and hold harmless the Dealer Manager, and Participating Dealers, and their respective Indemnified Members, against any losses, claims, damages

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Dealer Manager Agreement

or liabilities, joint or several, to which such Dealer Manager, Participating Dealer and their Indemnified Members may become subject, under Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto; (b) any Authorized Sales Materials or (c) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Dealer Manager, Participating Dealer and their Indemnified Members for any legal or other expenses reasonably incurred by such Dealer Manager, Participating Dealer and their Indemnified Members in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (a) the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto; (b) any Authorized Sales Materials or (c) any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by any Dealer Manager, Participating Dealer and their Indemnified Members expressly for use therein.

5.3.           Reserved.

5.4.           The Dealer Manager will indemnify and hold harmless the Company and its officers, directors (including any person named in the Registration Statement with his consent to become a director) and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the Participating Dealers against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) an untrue statement or alleged untrue statement of a material fact concerning the Dealer Manager contained(i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto; (ii) in any Authorized Sales Materials or (iii) in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission concerns the Dealer Manager and was made in (i) the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto; (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by such Dealer Manager and its Indemnified Members expressly for use therein; (b) any use of sales literature by the Dealer Manager not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager or Dealer Manager’s representatives or agents; (c) any untrue statement made by such Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares; (d) any failure of the Dealer Manager to

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Dealer Manager Agreement

comply with Section 14 of this agreement and compliance and record keeping requirements of the Exchange Act, or any other limitations of the offerings or suitability standards or privacy requirements as required by any law, rule or regulation; (e) any failure of the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (f) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have; and will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred.

5.5.           Each Participating Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors (including any persons named in any of the Registration Statements with his consent to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which it may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto; (ii) any Authorized Sales Materials or (iii) any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in (i) the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto; (ii) any Authorized Sales Materials or (iii) any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by such Participating Dealer and their Indemnified Members expressly for use therein; (b) any use of sales literature by the Participating Dealer not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by such Participating Dealer or Participating Dealer’s representatives or agents; (c) any untrue statement made by such Participating Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares; (d) any failure by the Participating Dealer to comply with Section VIII or Section IX or any other material violation of the Participating Dealer Agreement; (e) any failure of the Participating Dealer to comply with Section VII of the Participating Dealer Agreement or any other applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act; or (f) any other failure by the Participating Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws. Each Participating Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Participating Dealer may otherwise have; and will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred.

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Dealer Manager Agreement

5.6.           Promptly after receipt by an indemnified party under subsection 5.1, 5.2, 5.3, 5.4, or 5.5 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

5.7.           The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Dealer Manager, Participating Dealer and their Indemnified Members within the meaning of the Securities Act or the Exchange Act and each broker-dealer affiliate of any Dealer Manager, Participating Dealer and their Indemnified Members; and the obligations of the Dealer Manager, Participating Dealer and their Indemnified Members under this Section 5 shall be in addition to any liability which the respective Dealer Manager, Participating Dealer and their Indemnified Members may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, the Adviser and the Administrator within the meaning of the Securities Act or the Exchange Act. No party shall be entitled to indemnification under this Section 5 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

6.         Survival of Provisions.

The respective agreements, representations and warranties of the Company, the Adviser, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company, the Adviser or any person controlling the Company; and (b) the delivery of any Offered Shares and payment therefor. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11, and 15, all of which will survive the termination of this Agreement and any Participation Dealer Agreement.

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Dealer Manager Agreement

7.         Applicable Law; Venue

7.1.           This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

7.2.           Each of the Company and the Dealer Manager irrevocably: (a) agrees that all judicial proceedings brought by any party with respect to this Agreement or the transactions contemplated hereby may be brought solely in the state or federal courts located in Los Angeles County, California; (b) accepts, consents and submits to, generally and unconditionally, such exclusive jurisdiction and venue and waives any objection it may have to the courts of such jurisdiction or the inconvenience of such forums or venues; and (c) agrees to be bound by any final judgment rendered by the courts of such jurisdiction in connection with this Agreement from which no appeal has been taken or is available.

7.3.           Service of Process. Each party irrevocably agrees that all service of process in any proceedings under this agreement in any forum may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in below in Section 15, such service being acknowledged by each party to be effective and binding service in every respect. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

8.         Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.         Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

10.       Successors and Amendment.

10.1.         This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2.         This Agreement may be amended only by the written agreement of the Dealer Manager and the Company.

10.3.         Neither the Company nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer

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Dealer Manager Agreement

Manager, on the one hand, or the Company, on the other hand.

11.       Term and Termination.

11.1.         This Agreement shall become effective on the Effective Date and may be terminated by the Dealer Manager, on the one hand, or the Company on the other, in the event that (a) the Company, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement; or (b) the Company, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Company, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2.         The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account, (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (iv) notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11.3.         Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12.           Confirmation. The Company hereby agrees and assumes, or will arrange for a party designated by it, to assume the duty to confirm, on its behalf and on behalf of Participating Dealers, all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13.       Submission of Orders.

13.1.         Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to the Participating Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, subject to any discount that may apply based upon the volume of Offered Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus. Persons who purchase Offered Shares shall make their checks payable to “TP Flexible Income Fund, Inc.”

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Dealer Manager Agreement

The Company will sell the Offered Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in the Prospectus, subject to any adjustment to ensure that Offered Shares are not sold at a price, after deduction of selling commissions and the Dealer Manager Fee, that is below net asset value per Offered Share. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares. There shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Minimum subsequent purchases of Offered Shares shall be $500 per transaction. Persons who purchase Offered Shares shall make their checks payable to “TP Flexible Income Fund, Inc.”

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of five business days following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13.

13.2.        If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Company or its designated agent.

13.3.        If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Company or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Company. The Processing Broker-Dealer shall furnish to the Company with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

The Dealer Manager and the Participating Dealers understand and acknowledge that the Company reserves the unconditional right to reject any order for any reason.

14.       Suitability of Investors; Compliance with Privacy Laws.

14.1.        The Dealer Manager will offer Offered Shares, and in its agreements with Participating Dealers will require that the Participating Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Company and will only make offers to persons in the jurisdictions in which

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Dealer Manager Agreement

it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Dealer Manager will comply, and in its agreements with Participating Dealers the Dealer Manager will require that the Participating Dealers comply, with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions described in the Prospectus, including minimum income and net worth standards; (2) applicable laws of the jurisdiction of which such investor is a resident; or (3) applicable FINRA Rules. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (A) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (B) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (C) the investor has an apparent understanding of (i) the fundamental risks of the investment, (ii) the risk that the investor may lose his entire investment in the Offered Shares, (iii) the lack of liquidity of the Offered Shares, (iv) the restrictions on transferability of the Offered Shares, (v) the background and qualifications of the Company’s sponsor or the persons responsible for directing and managing the Company, and (vi) the tax consequences of an investment in the Offered Shares. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2.         The Dealer Manager agrees, and in its agreements with Participating Dealers the Dealer Manager will require that the Participating Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or

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Dealer Manager Agreement

state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

15.       Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

Addresses for Notice:

If to the Company:	TP Flexible Income Fund, Inc.
10 East 40th, 42nd Floor
New York, NY 10016
Attn: M. Grier Eliasek, President

If to the Dealer Manager:	Triton Pacific Securities, LLC
34232 Pacific Coast Highway Suite B
Dana Point, CA 92629
Attn: Brian D. Buehler, President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

[Signatures Appear on Following Pages]

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Dealer Manager Agreement

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

COMPANY

TP FLEXIBLE INCOME FUND, INC.

By:	/s/ M. Grier Eliasek
Name:	M. Grier Eliasek
Title:	Chief Executive Officer and President

Accepted and agreed as of the date first above written:

DEALER MANAGER

TRITON PACIFIC SECURITIES, LLC

By:	/s/ Brian D. Buehler
Brian D. Buehler
President

ADVISER

PROSPECT FLEXIBLE INCOME MANAGEMENT, LLC

/s/ M. Grier Eliasek
M. Grier Eliasek
President

TP Flexible Income Fund, Inc.

Dealer Manager Agreement

EXHIBIT A

FORM OF PARTICIPATING DEALER AGREEMENT

TP Flexible Income Fund, Inc.

Dealer Manager Agreement

TP FLEXIBLE INCOME FUND, INC.

Up to $300,000,000 of Common Stock, $0.001 par value per share

PARTICIPATING DEALER AGREEMENT

Dated:                 , 20_

Ladies and Gentlemen:

Subject to the terms set forth below, Triton Pacific Securities, LLC, as the dealer manager (“Dealer Manager”) for TP Flexible Income Fund, Inc., a Maryland corporation (the “Company”), invites you (“Participating Dealer”) to participate in the distribution, on a best efforts basis, of shares of Class A common stock of the Company, $0.001 par value per share (the “Common Stock”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”).  The Offered Shares will be sold at the initial offering prices, which may be subject to change, as more fully described in its registration statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”)  (currently File No. 333-230251 and including any subsequent registration statement to the extent that it continues the Offering) (as may be amended or supplemented from time to time, the ”Registration Statement”), which includes the Company’s prospectus, as amended or supplemented from time to time (the “Prospectus”).  The term “Offered Shares” as used herein shall refer to any of the Class A shares permitted to be sold pursuant to the offering terms and conditions as set forth in the Prospectus.

I.          Dealer Manager Agreement

Prospect Flexible Income Management, LLC is the investment adviser of the Company (the “Adviser”). The Dealer Manager has entered into a dealer manager agreement with the Company in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). Upon effectiveness of this Participating Dealer Agreement (this “Agreement”) pursuant to Section XII below, you will become one of the Participating Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein each of the Participating Dealers severally agrees to indemnify and hold harmless the Company, the Dealer Manager and their respective officers and directors, including any persons named in any of the Registration Statements with his consent to become a director), each person who has signed the Registration Statement and each person, if any, who controls such entity within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement. The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority (“FINRA”).

Participating Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Company’s Prospectus. Nothing in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative, partner of the Dealer Manager, the Company or the Adviser, and Participating Dealer is not authorized to act for the Dealer Manager, the Company or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Company, the Adviser or the Dealer Manager, provided that the use of said sales literature and other

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Dealer Manager Agreement

materials has been approved for use by the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Company uses printed materials in connection with the Offering prepared by the Company, the Adviser or the Dealer Manager intended for “broker-dealer use only,” Participating Dealer shall use such “broker-dealer use only” materials in accordance with Section V below.

II.        Pricing and Submission of Orders

Except for volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Offered Shares shall be offered to the public at an initial offering prices and in accordance with the offering terms and conditions as set forth in the Prospectus, subject to any adjustment to ensure that Offered Shares are not sold at a price, after deduction of selling commissions and the dealer manager fee, that is below net asset value per Offered Share. Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to the Participating Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, subject to any discount that may apply based upon the volume of Offered Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus. Except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager, there shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares. Minimum subsequent purchases of Offered Shares shall be $500 per transaction. Persons who purchase Offered Shares shall make their checks payable to “TP Flexible Income Fund, Inc.” Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of five business days following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II.

(a)        If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Company or its designated agent.

(b)        If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Company or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a

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completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Company. The Processing Broker-Dealer shall furnish to the Company with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

The Offered Shares are nonassessable. Participating Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus for volume discounts based upon the number of Offered Shares purchased by a subscriber through Participating Dealer.

The Participating Dealers understand and acknowledge that the Company reserves the unconditional right to reject any order for any reason.

III.       Participating Dealer’s Compensation

Subject to volume discounts and other special circumstances described in or as otherwise provided in the “The Offering” section of the Prospectus, Participating Dealer’s selling commission applicable to the total public offering price of Offered Shares sold by Participating Dealer which it is authorized to sell hereunder is up to 3.0% of the gross proceeds of Offered Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager.  For these purposes, a “sale of Offered Shares” shall occur following the acceptance of the subscription by the Company and the deposit of the Subscription Payment in the authorized account of the Company. Participating Dealer hereby waives any and all rights to receive payment of commissions or fees due until such time as the Dealer Manager is in receipt of the commission or fee from the Company. Participating Dealer affirms that the Dealer Manager’s liability for commissions and fees payable is limited solely to the proceeds of commissions and fees receivable associated therewith. In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow a portion of the Dealer Manager Fee and other fees to Participating Dealer as marketing fees or to defray other distribution-related expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold by Participating Dealer, the assistance of Participating Dealer in marketing the offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering. Such reallowance shall be described in Schedule 1 to this Agreement.

In addition to the selling commissions, the Adviser may pay the Dealer Manager an additional fee (the “Additional Selling Commissions”). Except as described in the Prospectus, the Additional Selling Commissions applicable to the Offered Shares sold by Participating Dealer is as provided in Schedule 1. The Dealer Manager may reallow all or a portion of such amounts to Participating Dealer in its sole discretion as an ongoing marketing support fee as set forth in Schedule 1, provided that Participating Dealer has agreed to provide marketing and due diligence services as set forth in Schedule 1. The Additional Selling Commissions will be paid by the Dealer Manager or its affiliate and will not be paid by investors.  The Dealer Manager will cease making Additional Selling Commissions payments to Participating Dealer with respect to each share of Common Stock sold by Participating Dealer pursuant to this Agreement upon the earliest to occur of the following: (i) the date when the aggregate underwriting compensation would exceed that permitted under FINRA Rule 2310 over the life of the Offering, which equals 10% of the gross offering proceeds from the sale of Common Stock in the Offering; (ii) the date of a liquidity event; (iii) the date when aggregate Selling Commissions and Additional Selling Commissions paid to Participating Broker-Dealer equals 8% of the aggregate amount of investments made in the Company through the Participating Broker-Dealer; (iv) the date that such share is redeemed or is no longer outstanding; or (v) the date when the

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Adviser no longer serves as the Company’s investment adviser.

See Schedule 1 for further details regarding the selling commissions and Additional Selling Commissions.

Participating Dealer hereby waives any and all rights to receive payment of any commissions, including Additional Selling Commissions, due until such time as the Dealer Manager is in receipt of such commissions or Additional Selling Commissions from the Company or the Adviser, as applicable. Participating Dealer affirms that the Dealer Manager’s liability for commissions, including Additional Selling Commissions, is limited solely to the proceeds received associated therewith.

Participating Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Participating Dealer in respect of the purchase of Offered Shares by a Participating Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or its registered representative), or by an officer, director or employee of the Company, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing underwriting compensation is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Participating Dealer’s interest in the offering is limited to such compensation from the Dealer Manager and Participating Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such compensation to Participating Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse the Participating Dealers for actual bona fide due diligence expenses incurred by the Participating Dealer in an aggregate amount that is reasonable in relation to the gross proceeds raised from the sale of the Offered Shares. Participating Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

Payments of selling compensation commissions will be made by the Dealer Manager to Participating Dealer within 30 days of the receipt by the Dealer Manager of the applicable gross compensation payments from the Company.  Payments of any Additional Selling Commissions will be made by the Dealer Manager to Participating Dealer within thirty (30) days of the receipt by the Dealer Manager of the gross Additional Selling Commission from the Adviser.

IV.       Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Participating Dealer agrees to return to the Dealer Manager any commission, Additional Selling Commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Participating Dealer fails to so return any such commission to the Dealer Manager, the Dealer Manager shall have the right to offset amounts owed against future commissions, Additional Selling Commissions or Dealer Manager Fees due and otherwise payable to Participating Dealer.

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V.        Prospectus and Authorized Sales Materials

Participating Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Participating Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Participating Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Participating Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Participating Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials. Participating Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Participating Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of 90 days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Participating Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act in offering and selling Offered Shares.

VI.       License and Association Membership

By accepting this Agreement, Participating Dealer represents and warrants to the Company and the Dealer Manager that Participating Dealer is or at the time of the sale or offer of Offered Shares will be a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under Federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which the Participating Dealer’s principal office is located. Participating Dealer agrees to notify the Dealer Manager immediately if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which the Participating Dealer is currently registered or licensed. Participating Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules), including, without limitation, FINRA Rules 2340, 2040, and 5140.

VII.     Anti-Money Laundering Compliance Programs

Participating Dealer’s acceptance of this Participating Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Securities and Exchange Commission Rules (the

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“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. In addition, Participating Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of foreign Assets Control regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Participating Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Participating Dealer are “customers” of Participating Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Participating Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Company’s stockholders introduced to, and serviced by, Participating Dealer (the “Customers”). Notwithstanding the foregoing, Participating Dealer shall not be required to provide to the Dealer Manager any documentation that, in Participating Dealer’s reasonable judgment, would cause Participating Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Participating Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Participating Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable Commission and Treasury Department Rules thereunder.

VIII.    Limitation of Offer; Suitability

Participating Dealer will offer Offered Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Participating Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Participating Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered

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Shares, Participating Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Participating Dealer further represents, warrants and covenants that neither Participating Dealer, nor any person associated with Participating Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions described in the Prospectus, including minimum income and net worth standards; (2) applicable laws of the jurisdiction of which such investor is a resident; or (3) applicable FINRA Rules. Participating Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Participating Dealer, or a person associated with Participating Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Dealer, or person associated with Participating Dealer, that (A) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (B) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (C) the investor has an apparent understanding of (i) the fundamental risks of the investment, (ii) the risk that the investor may lose his entire investment in the Offered Shares, (iii) the lack of liquidity of the Offered Shares, (iv) the restrictions on transferability of the Offered Shares, (v) the background and qualifications of the Company’s sponsor or the persons responsible for directing and managing the Company, and (vi) the tax consequences of an investment in the Offered Shares. Participating Dealer further represents, warrants and covenants that Participating Dealer, or a person associated with Participating Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Participating Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Dealer agrees to retain such documents and records in Participating Dealer’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section X below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Participating Dealer’s customer and his or her signature on a Subscription Agreement.

IX.       Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Participating Dealer shall have conducted an inquiry such that Participating Dealer has reasonable grounds to believe, based on information made available to Participating Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) tax aspects; (3) financial stability and experience of the Company and its Adviser; (4) conflicts and risk factors; and (5) other pertinent

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reports. Notwithstanding the foregoing, Participating Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Participating Dealer, provided that: (1) such Participating Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Participating Dealer; (2) the results of the inquiry were provided to Participating Dealer with the consent of the other Participating Dealer conducting or directing the inquiry; and (3) no Participating Dealer that participated in the inquiry is an affiliate of the Company or its Adviser. Prior to the sale of the Offered Shares, Participating Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including specifically the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

X.        Compliance with Record Keeping Requirements

Participating Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

XI.       Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or the Participating Dealer), the Offered Shares or the Company.

XII.     Effective Date

This Agreement will become effective (i) upon the acceptance and signature of the Dealer Manager and (ii) once the Registration Statement filed with the Commission on March 13, 2019 (or any pre-effective amendment thereto) is declared effective by the Commission. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by the Participating Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Participating Dealer and the Dealer Manager, if any.

XIII.    Indemnification

Participating Dealer hereby understands, acknowledges, consents and agrees to be bound by the terms of the indemnification agreement in the Dealer Manager Agreement; understands, acknowledges, consents and agrees that the terms of the indemnification will survive the termination of the Dealer Manager Agreement and this Participating Dealer Agreement; and agrees to comply with all of its requirements as fully set forth therein.

XIV.    Termination; Amendment;

Participating Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Company or the Dealer

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Manager. Any party may terminate this Agreement by written notice. Such notice shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Dealer, and any such amendment shall be deemed accepted by Participating Dealer upon placing an order for sale of Offered Shares after it has received such notice.

XV.      Privacy Laws

The Dealer Manager and Participating Dealer (each referred to individually in this section as a “party”) agree as follows:

(a)        Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)        Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)        Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVI.    Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to Triton Pacific Securities, LLC, 6701 Center Drive West, Suite 1450, Los Angeles, CA 90045 and to Participating Dealer when mailed to the address specified by Participating Dealer below on the signature page or such other addresses as the parties may designate by giving the other party notice in writing.

XVII.   Applicable Law and Venue

(a)        This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of California applicable to contracts formed and to be formed entirely within the State of California, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

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(b)        Each of the Company, the Adviser and the Dealer Manager irrevocably:  (a) agrees that all judicial proceedings brought by any party with respect to this Agreement or the transactions contemplated hereby may be brought solely in the Superior Court of California in Los Angeles County (b) accepts, consents and submits to, generally and unconditionally, such exclusive jurisdiction and venue and waives any objection it may have to the courts of such jurisdiction or the inconvenience of such forums or venues and (c) agrees to be bound by any final judgment rendered by the courts of such jurisdiction in connection with this Agreement from which no appeal has been taken or is available.

(c)        Service of Process. Each party irrevocably agrees that all service of process in any proceedings under this agreement in any forum may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth above in Section XVI, such service being acknowledged by each party to be effective and binding service in every respect.  Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

[Signatures Appear on Following Pages]

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Dealer Manager Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

DEALER MANAGER ACKNOWLEDGEMENT

Triton Pacific Securities, LLC	(949)429-8500
34232 Pacific Coast Highway Suite B	Telephone
Dana Point, CA 92629	(844)943-4995
Fax
By______________________________________
Brian Buehler, President

PARTICIPATING AGENT’S ACKNOWLEDGEMENT

We hereby confirm our agreement to all the terms and conditions stated in the foregoing Agreement. Notice under this Agreement will be deemed given pursuant to Section XVI hereof when delivered to Participating Dealer at the Address below. We hereby represent that our firm and its representatives are registered or licensed as a broker or dealer and are fully authorized to sell securities in each of the jurisdictions in which we will offer and/or sell the Offered Shares and we agree to advise you of any change in such license or registration during the term of this Agreement. We will at all times conduct our activities in strict compliance with the applicable rules of the Securities and Exchange Commission and the securities regulatory authorities of the States or jurisdictions where we will, or may, conduct our selling activities.

Firm Name	Telephone

Primary Address	Fax

City, State, Zip Code +4	Firm FINRA/CRD No.

By X____________________________________
Authorized Signature	Date

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Dealer Manager Agreement

SCHEDULE 1 TO PARTICIPATING DEALER AGREEMENT

Re-allowance of Dealer Manager Fee

NAME OF ISSUER:	TP FLEXIBLE INCOME FUND, INC.

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

As marketing fees and to defray other distribution-related expenses, the Dealer Manager will pay              basis points of the gross cash proceeds on all sales generated by Participating Dealer pursuant to Section III of this Participating Dealer Agreement. These amounts are in addition to the selling commissions provided for in Section III of this Participating Dealer Agreement and will be due and payable at the same time as the selling commissions, as more fully described in such Section III.

In addition, the Dealer Manager will pay Participating Dealer an annualized rate of up to [●]% of the most-recent NAV per Share, payable on Shares sold in the Offering, excluding Shares sold pursuant to the Company’s distribution reinvestment plan, as provided in this Agreement and in the Prospectus.

DEALER MANAGER

TRITON PACIFIC SECURITIES, LLC

By:
Brian D. Buehler
President

Acknowledged by:

PARTICIPATING DEALER

(Print Name of Participating Dealer)

By:
Name:
Title:

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Dealer Manager Agreement

Exhibit B